EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS 2016 FOURTH QUARTER FINANCIAL RESULTS
AND HONDO, TEXAS ASPHALT TERMINAL ACQUISITION

•	Record Quarterly Cash Flow and Distribution Coverage Ratio of 1.98 times in Q4 2016

•	Announcement of the Hondo, Texas Asphalt Terminal Acquisition from MRMC

•	Net income of $31.7 million for 2016 compared to $38.4 million for 2015

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership said, "I am pleased to announce the acquisition of the Hondo, Texas asphalt terminal facility for $27.4 million from Martin Resource Management Corporation (“MRMC”). In addition, the Partnership expects to spend $8.6 million to complete construction. The terminal will be supported by long-term contractual agreements with MRMC whereby the Partnership expects to receive cash flow of approximately $5.0 million annually. The acquisition of a newly constructed asset at an accretive multiple of cash flow restores growth at the Partnership.

“During the fourth quarter, the Partnership continued to execute on its stated goals to create balance sheet improvement and strengthen our distribution coverage ratio. The Partnership made a strategic decision in the second half of the year to divest of the Corpus Christi terminal assets as throughput at the facility continued to decline commensurate with Eagle Ford crude oil production. In addition to successfully closing the divestiture, we also saw the positive impact of working capital reductions during the quarter in our natural gas liquids businesses. The net result of those two actions reduced leverage by approximately 0.3 turns on our debt to EBITDA leverage ratio at year end as well as providing additional liquidity.

“For the quarter ended December 31, 2016, our distribution coverage ratio was 1.98 times based on our current quarterly distribution of $0.50. We generated the highest level of adjusted EBITDA in the Partnership’s history based on strong contributions from our Natural Gas Services segment. We performed above expectations in our Cardinal Gas Storage line of business and met forecast in our refinery grade butane division.

“Looking at our segments, the Natural Gas Services segment generated better than expected cash flow from our Cardinal Gas Storage assets. Cardinal continues to perform exceedingly well, particularly within its interruptible services line of business. I am especially pleased with Cardinal’s performance given the re-contracting requirements at our Arcadia, Louisiana location in mid-year 2016. I believe the market continues to value the strategic location of our storage assets amidst the changing geographical flow of natural gas. Additionally, our butane optimization business performed at a high level during the fourth quarter and in calendar 2016. This performance was anticipated as the Partnership had a strong storage season during the second and third quarters of 2016. Based on current fundamentals, we anticipate our butane business will continue to be strong during the first quarter of 2017. The Natural Gas Services segment fell short of full year 2016 cash flow guidance by approximately $5.5 million. However, giving effect to the previously disclosed West Texas LPG Pipeline tariff reductions and corresponding distribution to the Partnership, the segment actually outperformed our estimates by $1.4 million.

“Within our Terminalling & Storage segment, our Smackover refinery exceeded cash flow forecast in 2016 primarily as a result of increased tolling and reservation fees. Positively, within this segment, we were able to significantly reduce operating expenses within our specialty terminals which offset the decline in revenues we experienced through reduced throughput. We experienced weaker margins in our lubricants platform throughout most of 2016, partially offset by the strengths in our grease business. For the year, the Terminalling & Storage segment was below our cash flow guidance by approximately $2.5 million.

“Within our Sulfur Services segment, the Partnership significantly exceeded expectations. This is primarily attributed to strength in our fertilizer business in the second and fourth quarters. Margins were consistently strong as sulfur and raw material costs associated with our products fell throughout the year. Additionally, product demand preferences trended toward our higher margin products again in 2016. For the year, the Sulfur Services segment exceeded our cash flow guidance by approximately $5.8 million.

“Lastly, our Marine Transportation segment encountered soft market conditions during 2016. Day rates for our assets continue to be weak even as the Partnership successfully reduced operating and general and administrative expenses during the year. Additionally, the Partnership has reduced its fleet size by divesting of non-commercially competitive equipment. This resulted in a non-cash asset impairment of approximately $11.7 million, negatively impacting the Partnership’s net income for 2016. These divestitures are expected to allow the Partnership to benefit from operating expense savings of approximately $1.4 million annually. For the year, the Marine Transportation segment was below cash flow guidance by approximately $6.1 million.

“De-levering will be a top priority of the Partnership in 2017. Based on our current annualized distribution run-rate of $2.00, the Partnership is well-positioned to continue generating strong distribution coverage while continuing to improve our balance sheet.”

The Partnership had net income for the fourth quarter of 2016 of $17.9 million, or $0.49 per limited partner unit. For the fourth quarter of 2016, net income was positively impacted by the gain on disposition of the Partnership's terminalling assets located in Corpus Christi, Texas of $37.3 million and negatively impacted by non-cash impairment charges of $27.0 million. Of these non-cash impairment charges, $15.3 million occurred in our Terminalling and Storage segment and was related to the discontinuation of certain organic growth projects no longer deemed economically viable. Additionally, our Marine Transportation segment experienced an $11.7 million non-cash charge related to the planned disposal of certain inland and offshore non-core transportation assets. The Partnership had net income for the fourth quarter of 2015 of $6.8 million, or $0.08 per limited partner unit. For the fourth quarter of 2015, net income was negatively impacted by non-cash impairment charges of $10.6 million.  These non-cash charges impacted earnings but had no impact on distributable cash flow or adjusted EBITDA.  The Partnership's adjusted EBITDA from continuing operations for the fourth quarter of 2016 was $52.3 million compared to adjusted EBITDA from continuing operations for the fourth quarter of 2015 of $51.4 million, an increase of 2%.

Net income from continuing operations for the year ended December 31, 2016 was $31.7 million, or $0.65 per limited partner unit. Net income for the year ended December 31, 2016 was positively impacted by the gain on disposition of the Partnership's terminalling assets located in Corpus Christi, Texas of $37.3 million and negatively impacted by non-cash impairment charges of $31.1 million. Of these non-cash impairment charges, $15.3 million occurred in our Terminalling and Storage segment and was related to the discontinuation of certain organic growth projects no longer deemed economically viable. Additionally, our Marine Transportation segment experienced an $11.7 million non-cash charge related to the planned disposal of certain inland and offshore non-core transportation assets and a $4.1 million non-cash goodwill impairment charge.

Net income from continuing operations for the year ended December 31, 2015 was $37.2 million, or $0.60 per limited partner unit. Net income for the year ended December 31, 2015 was negatively impacted by non-cash impairment charges of $10.6 million in our Terminalling and Storage segment related to the discontinuation of certain organic growth projects no longer deemed economically viable. The Partnership's adjusted EBITDA from continuing operations for the year ended December 31, 2016 was $176.6 million compared to adjusted EBITDA from continuing operations for the year ended December 31, 2015 of $188.3 million, a decrease of 6%.

The Partnership's distributable cash flow from continuing operations for both the fourth quarter of 2016 and 2015 was $35.8 million.

The Partnership's distributable cash flow from continuing operations for the year ended December 31, 2016 was $113.7 million compared to distributable cash flow from continuing operations for the year ended December 31, 2015 of $133.9 million, a decrease of 15%.

Revenues for the fourth quarter of 2016 were $236.9 million compared to $254.4 million for the fourth quarter of 2015. Revenues for the year ended December 31, 2016 were $827.4 million compared to $1.0 billion for the year ended December 31, 2015.

On February 12, 2015, the Partnership exited the natural gas liquids floating storage and trans-loading businesses as a result of the sale of its six liquefied petroleum gas pressure barges, collectively referred to as the "Floating Storage Assets", for $41.3 million. The Partnership recorded a gain on the disposition of $1.5 million.

The Partnership had no net income, distributable cash flow or adjusted EBITDA from discontinued operations related to the Floating Storage Assets for the three and twelve months ended December 31, 2016.

The Partnership had no net income, distributable cash flow or adjusted EBITDA from discontinued operations related to the Floating Storage Assets for the three months ended December 31, 2015. The Partnership had net income from discontinued operations for the twelve months ended December 31, 2015 of $1.2 million, or $0.02 per limited partner unit. Distributable cash flow and adjusted EBITDA from discontinued operations were negative $0.2 million for the year ended December 31, 2015.

Distributable cash flow, EBITDA and adjusted EBITDA are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

Included with this press release are the Partnership's consolidated financial statements as of and for the year ended December 31, 2016 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Annual Report on Form 10-K, to be filed with the SEC on February 17, 2017.

An attachment accompanying this announcement is available at http://www.globenewswire.com/NewsRoom/AttachmentNg/75b5b63e-eaca-4dce-adf1-d056da16cefb.

Investors' Conference Call

An investors’ conference call to review the fourth quarter results will be held on Thursday, February 16, 2017, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (855) 859-2056 from 11:00 a.m. Central Time on February 16, 2017 through 10:59 p.m. Central Time on February 27, 2017. The access code for the conference call and the audio replay is Conference ID No. 50816933. The audio replay of the conference call will also be archived on Martin Midstream Partners’ website at www.martinmidstream.com.

About Martin Midstream Partners

The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business segments include: (1) terminalling, storage and packaging services for petroleum products and by-products; (2) natural gas services, including liquids transportation and distribution services and natural gas storage; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Partnership's control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA and distributable cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.martinmidstream.com or by contacting:

Joe McCreery, IRC - Vice President - Finance & Head of Investor Relations
(903) 988-6425

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,
	2016	2015
Assets
Cash	$15	$31
Trade and accrued accounts receivable, less allowance for doubtful accounts of $372 and $430 respectively	80,508	74,355
Product exchange receivables	207	1,050
Inventories	82,631	75,870
Due from affiliates	11,567	10,126
Fair value of derivatives	—	675
Other current assets	3,296	5,718
Assets held for sale	15,779	—
Total current assets	194,003	167,825

Property, plant and equipment, at cost	1,224,277	1,387,814
Accumulated depreciation	(378,593)	(404,574)
Property, plant and equipment, net	845,684	983,240

Goodwill	17,296	23,802
Investment in unconsolidated entities	129,506	132,292
Notes receivable - Martin Energy Trading LLC	15,000	15,000
Intangibles and other assets, net	44,874	58,314
	$1,246,363	$1,380,473
Liabilities and Partners’ Capital
Trade and other accounts payable	$70,249	$81,180
Product exchange payables	7,360	12,732
Due to affiliates	8,474	5,738
Income taxes payable	870	985
Fair value of derivatives	3,904	—
Other accrued liabilities	26,717	18,533
Total current liabilities	117,574	119,168

Long-term debt, net	808,107	865,003
Fair value of derivatives	—	206
Other long-term obligations	8,676	2,217
Total liabilities	934,357	986,594
Commitments and contingencies
Partners’ capital	312,006	393,879
	$1,246,363	$1,380,473

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 15, 2017.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Year Ended December 31,
	2016	2015	2014
Revenues:
Terminalling and storage *	$123,132	$132,945	$130,506
Marine transportation *	58,290	78,753	91,372
Natural gas storage services *	61,133	64,858	22,991
Sulfur services	10,800	12,270	12,149
Product sales: *
Natural gas services	330,200	458,302	990,844
Sulfur services	130,258	157,891	203,322
Terminalling and storage	113,578	131,825	190,957
	574,036	748,018	1,385,123
Total revenues	827,391	1,036,844	1,642,141

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	289,516	413,795	948,765
Sulfur services *	87,963	114,766	159,782
Terminalling and storage *	94,175	112,836	172,069
	471,654	641,397	1,280,616
Expenses:
Operating expenses *	158,864	183,466	184,049
Selling, general and administrative *	34,385	36,788	36,316
Impairment of long-lived assets	26,953	10,629	3,445
Impairment of goodwill	4,145	—	—
Depreciation and amortization	92,132	92,250	68,830
Total costs and expenses	788,133	964,530	1,573,256
Other operating income (loss), net	33,400	(2,161)	(1,014)
Operating income	72,658	70,153	67,871

Other income (expense):
Equity in earnings of unconsolidated entities	4,714	8,986	5,466
Debt prepayment premium	—	—	(7,767)
Interest expense, net	(46,100)	(43,292)	(42,203)
Gain on retirement of senior unsecured notes	—	1,242	—
Reduction in fair value of investment in Cardinal due to the purchase of the controlling interest	—	—	(30,102)
Other, net	1,106	1,124	1,505
Total other income (expense)	(40,280)	(31,940)	(73,101)
Net income (loss) before taxes	32,378	38,213	(5,230)
Income tax expense	(726)	(1,048)	(1,137)
Income (loss) from continuing operations	31,652	37,165	(6,367)
Income (loss) from discontinued operations, net of income taxes	—	1,215	(5,338)
Net income (loss)	31,652	38,380	(11,705)
Less general partner's interest in net (income) loss	(8,419)	(16,338)	(3,503)
Less (income) loss allocable to unvested restricted units	(90)	(140)	32
Limited partner's interest in net income (loss)	$23,143	$21,902	$(15,176)

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 15, 2017.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Year Ended December 31,
	2016	2015	2014
Revenues:
Terminalling and storage	$82,437	$78,233	$74,467
Marine transportation	21,767	27,724	24,389
Natural gas services	699	878	—
Product sales	3,034	5,671	7,661
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	22,886	25,797	37,703
Sulfur services	15,339	16,579	18,390
Terminalling and storage	13,838	17,718	36,341
Expenses:
Operating expenses	70,841	77,871	79,577
Selling, general and administrative	25,890	24,968	23,679

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 15, 2017.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Year Ended December 31,
	2016	2015	2014
Allocation of net income (loss) attributable to:
Limited partner interest:
Continuing operations	$23,143	$21,208	$(8,255)
Discontinued operations	—	694	(6,921)
	$23,143	$21,902	$(15,176)
General partner interest:
Continuing operations	$8,419	$15,821	$1,906
Discontinued operations	—	517	1,597
	$8,419	$16,338	$3,503

Net income (loss) per unit attributable to limited partners:
Basic:
Continuing operations	$0.65	$0.60	$(0.27)
Discontinued operations	—	0.02	(0.22)
	$0.65	$0.62	$(0.49)

Weighted average limited partner units - basic	35,347	35,309	30,785

Diluted:
Continuing operations	$0.65	$0.60	$(0.27)
Discontinued operations	—	0.02	(0.22)
	$0.65	$0.62	$(0.49)

Weighted average limited partner units - diluted	35,375	35,372	30,785

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 15, 2017.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CAPITAL
(Dollars in thousands)

	Partners’ Capital
	Common		General Partner
	Units	Amount	Amount	Total
Balances – December 31, 2013	26,625,026	$254,028	$6,389	$260,417

Net loss	—	(15,208)	3,503	(11,705)
Issuance of common units, net	8,743,386	331,728	—	331,728
Issuance of restricted units	8,900	—	—	—
Forfeiture of restricted units	(5,000)	—	—	—
General partner contribution	—	—	7,007	7,007
Cash distributions	—	(95,197)	(2,171)	(97,368)
Excess purchase price over carrying value of acquired assets	—	(4,948)	—	(4,948)
Unit-based compensation	—	817	—	817
Purchase of treasury units	(6,400)	(277)	—	(277)
Balances – December 31, 2014	35,365,912	470,943	14,728	485,671

Net income	—	22,042	16,338	38,380
Issuance of common units, net	—	(590)	—	(590)
Issuance of restricted units	91,950	—	—	—
Forfeiture of restricted units	(1,250)	—	—	—
General partner contribution	—	—	55	55
Cash distributions	—	(115,229)	(18,087)	(133,316)
Reimbursement of excess purchase price over carrying value of acquired assets	—	2,250	—	2,250
Unit-based compensation	—	1,429	—	1,429
Balances – December 31, 2015	35,456,612	380,845	13,034	393,879

Net income	—	23,233	8,419	31,652
Issuance of common units, net	—	(29)	—	(29)
Issuance of restricted units	13,800	—	—	—
Forfeiture of restricted units	(2,250)	—	—	—
Cash distributions	—	(104,137)	(14,041)	(118,178)
Reimbursement of excess purchase price over carrying value of acquired assets	—	4,125	—	4,125
Unit-based compensation	—	904	—	904
Purchase of treasury units	(16,100)	(347)	—	(347)
Balances – December 31, 2016	35,452,062	$304,594	$7,412	$312,006

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 15, 2017.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net income (loss)	$31,652	$38,380	$(11,705)
Less: (Income) loss from discontinued operations	—	(1,215)	5,338
Net income (loss) from continuing operations	31,652	37,165	(6,367)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	92,132	92,250	68,830
Amortization of deferred debt issue costs	3,684	4,859	6,263
Amortization of discount on notes payable	—	—	1,305
Amortization of premium on notes payable	(306)	(324)	(245)
(Gain) loss on disposition or sale of property, plant, and equipment	(33,400)	2,149	1,353
Gain on retirement of senior unsecured notes	—	(1,242)	—
Impairment of long lived assets	26,953	10,629	3,445
Impairment of goodwill	4,145	—	—
Equity in earnings unconsolidated entities	(4,714)	(8,986)	(5,466)
Reduction in fair value of investment in Cardinal due to the purchase of the controlling interest	—	—	30,102
Derivative (income) loss	4,133	(3,107)	(5,877)
Net cash received for commodity derivatives	(550)	143	3
Net cash received for interest rate derivatives	160	—	—
Net premiums received on derivatives that settled during the year on interest rate swaption contracts	630	2,495	6,692
Unit-based compensation	904	1,429	817
Preferred dividends from Martin Energy Trading	—	—	1,498
Return on investment	7,500	11,200	2,600
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(6,153)	59,479	29,025
Product exchange receivables	843	1,996	(319)
Inventories	(6,761)	12,799	5,680
Due from affiliates	(1,441)	4,386	(2,413)
Other current assets	2,478	891	4,123
Trade and other accounts payable	3,254	(44,153)	(26,349)
Product exchange payables	(5,372)	2,336	801
Due to affiliates	2,736	866	2,276
Income taxes payable	(115)	(189)	(30)
Other accrued liabilities	686	(2,802)	1,084
Change in other non-current assets and liabilities	(12,230)	(345)	181
Net cash provided by continuing operating activities	110,848	183,924	119,012
Net cash used in discontinued operating activities	—	(1,352)	(3,432)
Net cash provided by operating activities	110,848	182,572	115,580
Cash flows from investing activities:
Payments for property, plant, and equipment	(40,455)	(65,791)	(84,307)
Acquisitions, net of cash acquired	(2,150)	—	(102,696)
Payments for plant turnaround costs	(2,061)	(1,908)	(3,974)
Proceeds from sale of property, plant, and equipment	108,505	2,644	1,030
Proceeds from involuntary conversion of property, plant and equipment	—	—	2,475
Investments in unconsolidated entities	—	—	(134,030)
Return of investments from unconsolidated entities	—	—	225
Contributions to unconsolidated entities for operations	—	—	(3,386)
Net cash provided by (used in) continuing investing activities	63,839	(65,055)	(324,663)
Net cash provided by discontinued investing activities	—	41,250	—
Net cash provided by (used in) investing activities	63,839	(23,805)	(324,663)
Cash flows from financing activities:
Payments of long-term debt	(386,700)	(308,836)	(1,533,087)
Proceeds from long-term debt	331,700	282,000	1,493,250
Net proceeds from issuance of common units	(29)	(590)	331,728
General partner contributions	—	55	7,007
Excess purchase price over carrying value of acquired assets	—	—	(4,948)
Reimbursement of excess purchase price over carrying value of acquired assets	4,125	2,250	—
Purchase of treasury units	(347)	—	(277)
Payments of debt issuance costs	(5,274)	(341)	(3,722)
Cash distributions paid	(118,178)	(133,316)	(97,368)
Net cash provided by (used in) financing activities	(174,703)	(158,778)	192,583

Net decrease in cash	(16)	(11)	(16,500)
Cash at beginning of year	31	42	16,542
Cash at end of year	$15	$31	$42

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 15, 2017.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2016 and 2015

	Year Ended December 31,		Variance	Percent Change
	2016	2015
	(In thousands)
Revenues:
Services	$128,783	$138,614	$(9,831)	(7)%
Products	113,580	131,826	(18,246)	(14)%
Total revenues	242,363	270,440	(28,077)	(10)%

Cost of products sold	96,344	115,460	(19,116)	(17)%
Operating expenses	71,831	83,917	(12,086)	(14)%
Selling, general and administrative expenses	4,677	3,804	873	23%
Impairment of long-lived assets	15,252	9,305	5,947	64%
Depreciation and amortization	45,484	38,731	6,753	17%
	8,775	19,223	(10,448)	(54)%
Other operating income (loss), net	35,368	(473)	35,841	(7,577)%
Operating income	$44,143	$18,750	$25,393	135%

Lubricant sales volumes (gallons)	17,995	23,045	(5,050)	(22)%
Shore-based throughput volumes (gallons)	103,903	157,074	(53,171)	(34)%
Smackover refinery throughput volumes (barrels per day)	5,641	6,162	(521)	(8)%
Corpus Christi crude terminal throughput volumes (barrels per day)	66,167	154,381	(88,214)	(57)%

Comparative Results of Operations for the Twelve Months Ended December 31, 2015 and 2014

	Year Ended December 31,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues:
Services	$138,614	$135,697	$2,917	2%
Products	131,826	190,957	(59,131)	(31)%
Total revenues	270,440	326,654	(56,214)	(17)%

Cost of products sold	115,460	175,246	(59,786)	(34)%
Operating expenses	83,917	83,504	413	—%
Selling, general and administrative expenses	3,804	3,565	239	7%
Impairment of long-lived assets	9,305	—	9,305
Depreciation and amortization	38,731	37,622	1,109	3%
	19,223	26,717	(7,494)	(28)%
Other operating income (loss), net	(473)	290	(763)	(263)%
Operating income	$18,750	$27,007	$(8,257)	(31)%

Lubricant sales volumes (gallons)	23,045	32,418	(9,373)	(29)%
Shore-based throughput volumes (gallons)	157,074	253,262	(96,188)	(38)%
Smackover refinery throughput volumes (barrels per day)	6,162	6,159	3	—%
Corpus Christi crude terminal (barrels per day)	154,381	164,223	(9,842)	(6)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Natural Gas Services Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2016 and 2015

	Year Ended December 31,		Variance	Percent Change
	2016	2015
	(In thousands)
Revenues:
Services	$61,133	$64,858	$(3,725)	(6)%
Products	330,200	458,302	(128,102)	(28)%
Total revenues	391,333	523,160	(131,827)	(25)%

Cost of products sold	292,573	416,404	(123,831)	(30)%
Operating expenses	23,152	23,979	(827)	(3)%
Selling, general and administrative expenses	9,035	9,791	(756)	(8)%
Depreciation and amortization	28,081	34,072	(5,991)	(18)%
	38,492	38,914	(422)	(1)%
Other operating loss, net	(110)	(303)	193	(64)%
Operating income	$38,382	$38,611	$(229)	(1)%

Distributions from unconsolidated entities	$7,500	$11,200	$(3,700)	(33)%

NGLs Volumes (barrels)	9,532	14,340	(4,808)	(34)%

Comparative Results of Operations for the Twelve Months Ended December 31, 2015 and 2014

	Year Ended December 31,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues:
Services	$64,858	$22,991	$41,867	182%
Products	458,302	990,844	(532,542)	(54)%
Total revenues	523,160	1,013,835	(490,675)	(48)%

Cost of products sold	416,404	950,742	(534,338)	(56)%
Operating expenses	23,979	10,797	13,182	122%
Selling, general and administrative expenses	9,791	8,596	1,195	14%
Depreciation and amortization	34,072	13,090	20,982	160%
	38,914	30,610	8,304	27%
Other operating loss, net	(303)	—	(303)
Operating income	$38,611	$30,610	$8,001	26%

Distributions from unconsolidated entities	$11,200	$4,323	$6,877	159%

NGLs Volumes (barrels)	14,340	16,448	(2,108)	(13)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2016 and 2015

	Year Ended December 31,		Variance	Percent Change
	2016	2015
	(In thousands)
Revenues:
Services	$10,800	$12,270	$(1,470)	(12)%
Products	130,258	157,891	(27,633)	(18)%
Total revenues	141,058	170,161	(29,103)	(17)%

Cost of products sold	88,325	115,133	(26,808)	(23)%
Operating expenses	13,771	15,279	(1,508)	(10)%
Selling, general and administrative expenses	3,861	3,805	56	1%
Depreciation and amortization	7,995	8,455	(460)	(5)%
	27,106	27,489	(383)	(1)%
Other operating loss, net	(291)	(376)	85	(23)%
Operating income	$26,815	$27,113	$(298)	(1)%

Sulfur (long tons)	797.0	856.0	(59.0)	(7)%
Fertilizer (long tons)	262.0	274.0	(12.0)	(4)%
Sulfur services volumes (long tons)	1,059.0	1,130.0	(71.0)	(6)%

Comparative Results of Operations for the Twelve Months Ended December 31, 2015 and 2014

	Year Ended December 31,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues:
Services	$12,270	$12,149	$121	1%
Products	157,891	203,322	(45,431)	(22)%
Total revenues	170,161	215,471	(45,310)	(21)%

Cost of products sold	115,133	160,144	(45,011)	(28)%
Operating expenses	15,279	17,136	(1,857)	(11)%
Selling, general and administrative expenses	3,805	4,359	(554)	(13)%
Depreciation and amortization	8,455	8,176	279	3%
	27,489	25,656	1,833	7%
Other operating loss, net	(376)	—	(376)
Operating income	$27,113	$25,656	$1,457	6%

Sulfur (long tons)	856.0	848.0	8.0	1%
Fertilizer (long tons)	274.0	306.0	(32.0)	(10)%
Sulfur services volumes (long tons)	1,130.0	1,154.0	(24.0)	(2)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Marine Transportation Segment

Comparative Results of Operations for the Twelve Months Ended December 31, 2016 and 2015

	Year Ended December 31,		Variance	Percent Change
	2016	2015
	(In thousands)
Revenues	$61,233	$81,784	$(20,551)	(25)%
Operating expenses	53,118	63,412	(10,294)	(16)%
Selling, general and administrative expenses	18	417	(399)	(96)%
Impairment of long lived assets	11,701	1,324	10,377	784%
Impairment of goodwill	4,145	—	4,145
Depreciation and amortization	10,572	10,992	(420)	(4)%
	(18,321)	5,639	(23,960)	(425)%
Other operating loss, net	(1,567)	(1,009)	(558)	55%
Operating income (loss)	$(19,888)	$4,630	$(24,518)	(530)%

Comparative Results of Operations for the Twelve Months Ended December 31, 2015 and 2014

	Year Ended December 31,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues	$81,784	$97,049	$(15,265)	(16)%
Operating expenses	63,412	77,964	(14,552)	(19)%
Selling, general and administrative expenses	417	1,084	(667)	(62)%
Impairment of long lived assets	1,324	3,445	(2,121)	(62)%
Impairment of goodwill	—	—	—
Depreciation and amortization	10,992	9,942	1,050	11%
	5,639	4,614	1,025	22%
Other operating loss, net	(1,009)	(1,304)	295	(23)%
Operating income	$4,630	$3,310	$1,320	40%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and twelve months ended December 31, 2016 and 2015, which represents EBITDA, Adjusted EBITDA and Distributable Cash Flow from continuing operations.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income	$17,882	$6,841	$31,652	$38,380
Less: Income from discontinued operations, net of income taxes	—	—	—	(1,215)
Income from continuing operations	17,882	6,841	31,652	37,165
Adjustments:
Interest expense	12,054	10,827	46,100	43,292
Income tax expense	304	234	726	1,048
Depreciation and amortization	25,866	23,513	92,132	92,250
EBITDA	56,106	41,415	170,610	173,755
Adjustments:
Equity in earnings of unconsolidated entities	(1,112)	(3,234)	(4,714)	(8,986)
(Gain) loss on sale of property, plant and equipment	(34,982)	398	(33,400)	2,149
Gain on retirement of senior unsecured notes	—	(514)	—	(1,242)
Impairment of long lived assets	26,953	10,629	26,953	10,629
Impairment of goodwill	—	—	4,145	—
Unrealized mark to market on commodity derivatives	3,784	(1,033)	4,579	(675)
Reduction in fair value of investment in Cardinal due to purchase of the controlling interest	—	—	—	—
Debt prepayment premium	—	—	—	—
Distributions from unconsolidated entities	1,400	3,400	7,500	11,200
Unit-based compensation	192	349	904	1,429
Adjusted EBITDA	52,341	51,410	176,577	188,259
Adjustments:
Interest expense	(12,054)	(10,827)	(46,100)	(43,292)
Income tax expense	(304)	(234)	(726)	(1,048)
Amortization of deferred debt issuance costs	719	717	3,684	4,859
Amortization of debt discount	—	—	—	—
Amortization of debt premium	(76)	(78)	(306)	(324)
Non-cash mark to market on interest rate derivatives	—	206	(206)	206
Payments for plant turnaround costs	(447)	(154)	(2,061)	(1,908)
Maintenance capital expenditures	(4,345)	(5,281)	(17,163)	(12,902)
Distributable Cash Flow	$35,834	$35,759	$113,699	$133,850

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for each of the quarters in the year ended December 31, 2015, which represents Distributable Cash Flow from discontinued operations.

	2015
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	YTD
Income from discontinued operations, net of income taxes	$1,215	$—	$—	$—	$1,215
Adjustments:
Gain on sale of property, plant and equipment	(1,462)	—	—	—	(1,462)
Distributable Cash Flow from discontinued operations	$(247)	$—	$—	$—	$(247)